Oppenheimer Revenue Weighted ETF Trust
NSAR Exhibit - Item 77I

Oppenheimer Emerging Markets Revenue ETF, Oppenheimer Global Revenue ETF and Oppenheimer International Revenue ETF (together, the "New ETFs") began offering shares on July 13, 2017. Post-Effective Amendment No. 41 (4-7-2016) to the New ETFs' Registration Statement, Accession Number 0000728889-17-000680, which includes the terms of the New ETFs' respective shares, is hereby incorporated by reference in response to Item 77I of the ESG ETF's Form N-SAR.